UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2008

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VERTICAL BRANDING, INC.

 (Exact name of registrant as specified in its charter)

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Delaware	000-31667	13-3579974
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

16000 Ventura Blvd., Suite 301, Encino, CA 91436

(Address of Principal Executive Office) (Zip Code)

(818) 926-4900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On December 1, 2008, the Company entered into an agreement with Gottbetter Capital Master Ltd. (“Gottbetter”), holder of the Company’s outstanding subordinated secured convertible notes in the current principal amount of $2.3 million (the “Notes”), pursuant to which Gottbetter agreed to defer to January 5, 2009, approximately $581,000 of principal payable on the Notes from August through December 2008.  In consideration of its entry into the agreement, the Company issued to Gottbetter a warrant to purchase up to 115,000 shares of Company common stock at current market price, or $0.11 per share.

 [Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTICAL BRANDING, INC.

By:	/s/ DANIEL MCCLEEREY
Daniel McCleerey Chief Financial Officer

Date:  December 4, 2008